Exhibit 99


                                                                    NEWS RELEASE

                                    Contact:   Peter G. Henrici, Vice President,
                                               Investor Relations, Siliconix
                                               incorporated
                                               (NASDAQ NSM: SILI)
                                               408-567-8400

                                               Robert A. Freece,
                                               Executive Vice President
                                               Vishay Intertechnology, Inc.
                                               (NYSE: VSH)
                                               610-251-5252

FOR IMMEDIATE RELEASE

 SILICONIX REPORTS 37% INCREASE IN SALES AND 64% INCREASE IN EARNINGS FOR SECOND
                  QUARTER 2004 COMPARED TO SECOND QUARTER 2003

Santa Clara, CA -- August 3, 2004 -- Siliconix incorporated (NASDAQ NMS: SILI), an 80.4% subsidiary of Vishay Intertechnology, Inc. (NYSE: VSH), announced net income of $15.2 million, or $0.51 per share, for the second quarter ended July 3, 2004. This is an increase of 64% over the net income of $9.3 million, or $0.31 per share, in the second quarter of 2003 and 9% over the net income of $14.0 million, or $0.47 per share, in the first quarter of 2004. Sales for the second quarter of 2004 were $120.7 million, 37% more than the sales of $88.2 million for the second quarter of 2003 and a 2% increase over the sales of $118.4 million for the first quarter of this year.

Net income for the first half of 2004 was $29.2 million, or $0.98 per share, an increase of 52% over the net income of $19.3 million, or $0.64 per share, for the first half of 2003. Sales for the first half of 2004 were $239.1 million, an increase of 29% over the sales of $186.0 million for the first half of 2003.

The gross margin for the second quarter of 2004 improved to 33%, compared to 30% for the first quarter of 2004 and 31% for the second quarter of 2003. The sequential improvement was a result of focusing on higher margin products, reducing the use of subcontractors with increasing in-house capacity and successfully continuing the on-going cost reduction and material saving programs.

Research and development expenses for the second quarter of 2004 increased $600,000 sequentially and $850,000 compared to the second quarter of 2003, as the Company increased spending for development of new products and technologies. Selling, marketing and administration expenses increased by $800,000 from the previous quarter and $2.8 million compared to the second quarter of 2003. The increased spending was due largely to higher sales commissions resulting from the increased sales and increased legal expenses relating to enforcement of its patent portfolio.

Dr. King Owyang, Siliconix President and CEO, said, "Bookings remained very strong in the second quarter of 2004, with a book-to-bill ratio of 1.18, compared to 1.25 for the previous quarter. At the end of the quarter, our backlog was 16% higher than at the end of the first quarter. The broad-based demand

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that we noted last February and May, encompassing all of our major markets and all geographic areas, has continued. We did observe, however, a decline in bookings in June and July. It appears to us that this is a result of inventory correction and seasonal market forces, and it does not signal the end of the recovery that began in the third quarter of last year."

He continued, "The high demand levels have created longer lead times, but customers continue to request short-term delivery. As we reported in May, most of our product lines remain at full capacity utilization, and we are on track to double our capital investment compared to 2003 to address our in-house capacity needs. We are also exploring ways to increase our capacity in 2005 and beyond."

He noted, "We continue to enhance our product offering with break-through specifications and innovative packaging options. In the second quarter, we released a total of 44 new products, including the launch of our high density P-Channel family in 40V and 60V selections. This platform family offers performance ratings as low as 4.2 milliohms for efficient, low frequency switching. Our newest addition to our MICRO FOOT(R) line of chip scale products offers a 31% performance improvement over the closest competing product in a similar form factor. Adding to our Power IC product offerings, we introduced our latest Buck-Boost controller for portable hand held applications. Our second quarter design activity remains strong with the addition of 336 new design wins in automotive, portable communication, power supply, consumer goods and computer applications."

Dr. Owyang concluded, "Our consistent approach to solution-based investments will continue to enhance our leadership in key markets. At the same time, our cost reduction programs and improving manufacturing efficiencies position us to further penetrate power management applications in the telecommunications, portable computer, consumer, industrial, and automotive markets. We believe that this strategy is behind our success, both in the market place and financially. The Company's financial position continues to be very strong; we are debt free and are financing our growth with internal profits. In the second quarter, we generated more than $40 million in cash from operations, and our cash position is $324 million."

Siliconix is a leading manufacturer of power MOSFETs, power ICs, analog switches, and multiplexers for computers, cell phones, fixed communications networks, automobiles, and other consumer and industrial electronic systems. With 2003 worldwide sales of $392.1 million, the Company's facilities include a Class 1 wafer fab dedicated to the manufacture of power products in Santa Clara, California, and an affiliated Class 1 wafer fab located in Itzehoe, Germany. The Company's products are also fabricated by subcontractors in Japan, Germany, China, Taiwan, and the United States. Assembly and test facilities include a company-owned facility in Taiwan, a joint venture in Shanghai, China, and subcontractors in the Philippines, China, Taiwan, and Israel.


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Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected ICs, and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 27,000 people. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to anticipated improvements in the Company's business and business climate, future product innovation, and implementation of cost savings strategies, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that the Company serves, cancellation of orders, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its December 31, 2003 Report on Form 10-K filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

NOTE: These results will be discussed during the Vishay Intertechnology, Inc. conference call scheduled for Tuesday, August 3, 2004 at 11:00 a.m. eastern time. Participants can join the call by dialing 888-428-4479 (U.S. and Canada only). If you are outside the U.S. and Canada, the number you will need to use is 651-291-0618. The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. There will also be a live audio webcast of the conference call. This can be accessed directly from the investor relations section of the Vishay website (http://ir.siliconix.com). A taped replay of the call will be available through 11:59 PM eastern time on Sunday, August 8, 2004 on a dial-in basis and will also be available on a permanent basis on our website beginning August 4, 2004. The phone number to hear the dial-in replay is 800-475-6701 (U.S. and Canada) or 320-365-3844 (if you are outside the U.S. and Canada). Refer to access code 739190 when calling to hear the recording.


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

Siliconix incorporated
Consolidated Statements of Operations                         Three Fiscal Months Ended        Six Fiscal Months Ended
(Unaudited, In thousands, except for per share                 July 3,        June 28,          July 3,          June 28,
information)                                                    2004            2003              2004             2003
                                                             ---------        ---------        ---------        ---------

Net sales                                                    $ 120,693        $  88,208        $ 239,076        $ 186,034
Cost of products sold                                           81,165           60,753          164,038          130,680
                                                             ---------        ---------        ---------        ---------

Gross profit                                                    39,528           27,455           75,038           55,354

Operating expenses:
Research and development                                         5,877            5,026           11,171            9,713
Selling, marketing, and administrative expenses                 13,911           11,077           27,007           22,058
                                                             ---------        ---------        ---------        ---------

Operating income                                                19,740           11,352           36,860           23,583

Interest income                                                    689              616            1,297            1,201
Other income (expense) net                                        (865)             (43)            (582)              25
                                                             ---------        ---------        ---------        ---------

Income before taxes and minority interest                       19,564           11,925           37,575           24,809
Income tax provision                                            (4,291)          (2,603)          (8,240)          (5,424)
Minority interest in income of consolidated subsidiary             (60)             (60)            (120)            (120)
                                                             ---------        ---------        ---------        ---------

Net income                                                   $  15,213        $   9,262        $  29,215        $  19,265
                                                             =========        =========        =========        =========

Net income per share (basic and diluted)                     $    0.51        $    0.31        $    0.98        $    0.64
                                                             =========        =========        =========        =========

Shares used to compute net income per share                     29,879           29,879           29,879           29,879
                                                             =========        =========        =========        =========

Siliconix incorporated
Consolidated Balance Sheets
(Unaudited, In thousands)                                July 3,    December 31,
                                                          2004         2003
                                                       ----------   -----------
Assets
Current assets:
  Cash and cash equivalents                            $ 323,782      $ 279,464
  Accounts receivable, net                                52,066         49,807
  Accounts receivable from affiliates                     19,308         27,800
  Inventories                                             59,269         63,229
  Other current assets                                    22,174         24,429
  Deferred income taxes                                    3,508          3,508
                                                       ---------      ---------
    Total current assets                                 480,107        448,237
                                                       ---------      ---------

Property and equipment, at cost:
  Land                                                     1,715          1,715
  Buildings and improvements                              58,214         57,761
  Machinery and equipment                                380,329        369,350
                                                       ---------      ---------
                                                         440,258        428,826
  Less accumulated depreciation                          300,905        284,735
                                                       ---------      ---------
                                                         139,353        144,091

Goodwill                                                   7,445          7,445
Other assets                                               6,104          1,397
                                                       ---------      ---------
    Total assets                                       $ 633,009      $ 601,170
                                                       =========      =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                     $  34,180      $  31,196
  Accounts payable to affiliates                          28,821         32,256
  Accrued payroll and related compensation                 9,263          8,776
  Other accrued liabilities                               32,984         30,843
                                                       ---------      ---------
    Total current liabilities                            105,248        103,071
                                                       ---------      ---------

Accrued pension benefits                                   3,261          3,137
Deferred income taxes                                     15,498         15,498
Other non-current liabilities                             52,380         52,161
Minority interest                                          3,263          3,143
                                                       ---------      ---------
    Total liabilities                                    179,650        177,010
                                                       ---------      ---------
Commitments and contingencies
Stockholders' equity:
  Common stock                                               299            299
  Additional paid-in-capital                              59,373         59,373
  Retained earnings                                      394,834        365,619
  Accumulated other comprehensive loss                    (1,147)        (1,131)
                                                       ---------      ---------
    Total stockholders' equity                           453,359        424,160
                                                       ---------      ---------
    Total liabilities and stockholders' equity         $ 633,009      $ 601,170
                                                       =========      =========